Exhibit 10.3

EXECUTION COPY

SECURITY AGREEMENT

by

IMPAC MORTGAGE HOLDINGS, INC.,

IMPAC MORTGAGE CORP.,

IMPAC WAREHOUSE LENDING, INC., and

INTEGRATED REAL ESTATE SERVICE CORP.,

as Pledgors,

and

MACQUARIE ALPINE INC.
as Secured Party

Dated as of June 19, 2015

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EXHIBITS
Exhibit 1	Reserved
Exhibit 2	Reserved
Exhibit 3	Form of Joinder Agreement
Exhibit 4	Reserved
Exhibit 5	Reserved
Exhibit 6	Form of Trademark Security Agreement
Exhibit 7	Form of Perfection Certificate
Exhibit 8	Form of Perfection Certificate Supplement

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SECURITY AGREEMENT

SECURITY AGREEMENT dated as of June 19, 2015, (as amended, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”) by and among Impac Mortgage Holdings, Inc., a Maryland corporation (“Holdings”), Impac Mortgage Corp., a California corporation (“IMC”), Impac Warehouse Lending, Inc., a California corporation (“IWLI”), and Integrated Real Estate Service Corp., a Maryland corporation (“IRES”, and together with Holdings, IMC and IWLI, collectively and individually, “Pledgors” or “Pledgor”), and Macquarie Alpine Inc., a Delaware corporation (the “Secured Party”).  Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Loan Agreement (as hereinafter defined).

R E C I T A L S:

A.            The Pledgors and the Secured Party have entered into that certain Loan Agreement dated as of the date hereof (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Loan Agreement”).

B.            Each Pledgor will obtain benefits from the Loan Agreement and the other Loan Documents and, accordingly, desires to execute this Agreement to induce the Secured Party to provide the Term Loan to the Pledgors pursuant to the Loan Agreement and the other Loan Documents.

C.            Each Pledgor is, or as to Collateral acquired by such Pledgor after the date hereof, will be, the legal and/or beneficial owner of the Collateral pledged by it hereunder.

D.            This Agreement is given by each Pledgor in favor of the Secured Party to secure the payment and performance of all of the Secured Obligations.

A G R E E M E N T:

NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Pledgor and the Secured Party hereby agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATION

SECTION 1.1               Definitions.

(a)           Unless otherwise defined herein or in the Loan Agreement, capitalized terms used herein that are defined in the UCC have the meanings assigned to them in the UCC.

(b)           Terms used but not otherwise defined herein that are defined in the Loan Agreement have the meanings given to them in the Loan Agreement.  In addition, the following terms shall have the following meanings:

“Agreement” has the meaning assigned to such term in the preamble hereof.

“Charges” means any and all property and other taxes, assessments and special assessments, levies, fees and all other governmental charges imposed upon or assessed against, and all claims (including any landlords’, carriers’, mechanics’, workmen’s, repairmen’s, laborers’, materialmen’s, suppliers’ and warehousemen’s Liens and other charges arising by operation of law) against, all or any portion of the Collateral.

“Collateral” has the meaning assigned to such term in Section 2.1.

“Contracts” means, collectively, with respect to each Pledgor, all contracts and agreements (in each case, whether written or oral, or third party or intercompany), to which such Pledgor is a party, and all assignments, amendments, restatements, supplements, extensions, renewals, replacements or modifications thereof.

“Control” means (a) in the case of each Deposit Account, “control,” as such term is defined in Section 9-104 of the UCC, and (b) in the case of any security entitlement, “control,” as such term is defined in Section 8-106 of the UCC and (c) in the case of any commodity contract, “control,” as such term is defined in Section 9-106 of the UCC.

“Deposit Account Control Agreement” means an agreement as defined in the Loan Agreement.

“Deposit Accounts” has the meaning set forth in the Loan Agreement

“Excluded Property” means the following property of any Pledgor, whether now owned or hereafter acquired or arising:

(1)           any permit or lease or license or any contractual obligation entered into by any Pledgor (A) that prohibits or requires the consent of any Person other than Holdings or any of its Affiliates as a condition to the creation by any Pledgor of a Lien on any right, title or interest in such permit, lease, license or contractual agreement or any equity interests related thereto or (B) to the extent that any Legal Requirement applicable thereto prohibits the creation of a Lien thereon, but only, with respect to the prohibition in (A) and (B), to the extent, and for as long as, such prohibition is not terminated or rendered unenforceable or otherwise deemed ineffective by the UCC or any other Legal Requirement; and trademark applications to the extent the grant of a security interest therein would invalidate such applications;

(2)           fixed or capital assets owned by any Pledgor that are subject to a purchase money Lien or a capital lease if the contractual obligation pursuant to which such Lien is granted (or in the document providing for such capital lease) prohibits or requires the consent of any Person other than Holdings or any of its Affiliates as a condition to the creation of any other Lien on such equipment;

(3)           any interest in any equity interests of any joint venture, partnership or other entity that is existing (A) on the date hereof or (B) from and after the date hereof if such joint venture, partnership or other entity is not a wholly-owned Subsidiary of a Pledgor, in each case if and for so long as the grant of a Lien with respect thereto shall constitute a default under or termination pursuant to the terms of the joint venture agreement, partnership agreement or other organizational documents of, or contract or other agreement of (or covering or purporting to cover the assets of) such joint venture, partnership or entity or its direct or indirect parent, or result in the loss of economic benefit or the abandonment or invalidation of the applicable Pledgor’s interest in such equity interests; provided that the limitation set forth in this clause (3) shall not affect, limit, restrict or impair the grant by any Pledgor of a Lien in any such equity interest, to the extent that an otherwise applicable prohibition or restriction on such grant is rendered ineffective by any applicable law, including the UCC; and

(4)           assets subject to Liens permitted under clause (ii) of the definition of “Permitted Liens” in Section 1.1 of the Loan Agreement;

provided that notwithstanding anything to the contrary contained in clauses (1) through (4) above to the contrary, Excluded Property shall not include any Proceeds of Property described in clauses (1) through (4) above (unless such proceeds are also described in such clauses or are subject to restrictions as further described in the Loan Agreement); provided, further, that at such time as any of the foregoing Property no longer constitutes Excluded Property, such Property shall immediately constitute Collateral and a Lien on and security interest in and to all of the right, title and interest of the applicable grantor in, to and under such Property shall immediately attach thereto.

“General Intangibles” means, collectively, with respect to each Pledgor, all “general intangibles,” as such term is defined in the UCC, now owned or hereafter acquired by such Pledgor and, in any event, shall include (a) all of such Pledgor’s rights, title and interest in, to and under all insurance policies and coverages and Contracts, (b) all of such Pledgor’s interest in know-how and warranties relating to any of the Collateral, (c) any and all other rights, claims, choses-in-action and causes of action of such Pledgor against any other Person and the benefits of any and all collateral or other security given by any other Person in connection therewith, (d) all guarantees, endorsements and indemnifications on, or of, any of the Collateral, (e) all of Pledgor’s interest in lists, books, records, correspondence, ledgers, printouts, files (whether in printed form or stored electronically), tapes and other papers or materials containing information relating to any of the Collateral, including all customer or tenant lists, identification of suppliers, data, plans, blueprints, specifications, designs, drawings, appraisals, recorded knowledge, surveys, studies, engineering reports, test reports, manuals, standards, processing standards, performance standards, catalogs, research data, computer and automatic machinery software and programs and the like, field repair data, accounting information pertaining to such Pledgor’s operations or any of the Collateral and all media in which or on which any of the information or knowledge or data or records may be recorded or stored and all computer programs used for the compilation or printout of such information, knowledge, records or data, (f) all licenses, consents, permits, variances, certifications, authorizations and approvals, however characterized, of any Governmental Body (or any Person acting on behalf of a Governmental Body) now or hereafter acquired or held by such Pledgor pertaining to operations now or hereafter conducted by such Pledgor or any of the Collateral, including building permits, certificates of occupancy, environmental certificates, industrial permits or licenses and certificates of operation, and (g) all rights to reserves, payment intangibles, deferred payments, deposits, refunds, indemnification of claims to the extent the foregoing relate to any Collateral and claims for tax or other refunds against any Governmental Body relating to any Collateral.

“Goodwill” means, collectively, with respect to each Pledgor, the goodwill connected with such Pledgor’s business including (a) all goodwill connected with the use of and symbolized by any Trademarks in which such Pledgor has any interest, (b) all of Pledgor’s interest in know-how, trade secrets, customer and supplier lists, proprietary information, inventions, methods, plans, policies, procedures, formulae, descriptions, compositions, technical data, drawings, specifications, name plates, catalogs, confidential information and the right to limit the use or disclosure thereof by any Person, pricing and cost information, business and marketing plans and proposals, consulting agreements, engineering contracts and such other assets which relate to such goodwill and (c) all product lines of such Pledgor’s business.

“Loan Agreement” has the meaning assigned to such term in the recitals hereof.

“Instruments” means, collectively, with respect to each Pledgor, all “instruments,” as such term is defined in Article 9, rather than Article 3, of the UCC, and shall include all promissory notes, drafts, bills of exchange or acceptances.

“Intellectual Property Collateral” means, collectively, all (i) Trademarks, now owned or hereafter created or acquired by or assigned to such Pledgor, including, without limitation, Trademarks (including Internet domain names) that are Registered and listed on Schedule 5(a) to the Perfection Certificate,(ii) License Agreements to which any Pledgor is now or hereafter becomes a party or beneficiary, including, without limitation, the License Agreements listed on Schedule 5(a) to the Perfection Certificate,(iii) Goodwill and (iv) all embodiments or fixations thereof and related documentation, registrations and franchises, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing. “Investment Property” means, with respect to each Pledgor, all “investment property,” as such term is defined in the UCC, and shall include all securities, whether certificated or uncertificated, securities entitlements, securities accounts, commodity contracts and commodity accounts, excluding, however, the “Pledged Collateral” as defined in the Pledge Agreements.

“Joinder Agreement” means an agreement substantially in the form of Exhibit 3 hereto.

“Legal Requirements” means, as to any Person, the Organizational Documents of such Person, and any governmental treaty, law, statute, ordinance, code, rule, regulation, guidelines, license, permit requirement, Order or determination of an arbitrator or a court or other Governmental Body, and the interpretation or administration thereof, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

“License Agreements” means, collectively, all agreements, permits, consents, orders, franchises and covenants not to sue relating to the license, development, use or disclosure of any Trademark, together with any and all (a) renewals, extensions, supplements and continuations thereof, (b) income, fees, royalties, damages, claims and payments now and hereafter due and/or payable thereunder and with respect thereto including damages and payments for past, present or future infringements or violations thereof, (c) rights to sue for past, present or future infringements or violations thereof and (d) other rights to use, exploit or practice any or all of the Trademarks.  “Order” means any judgment, decree, verdict, order, consent order, consent decree, writ, declaration or injunction.

“Organizational Documents” means, with respect to any Person, (a) in the case of any corporation, the certificate of incorporation and by-laws (or similar documents) of such Person, (b) in the case of any limited liability company, the certificate of formation and operating agreement (or similar documents) of such Person, (c) in the case of any limited partnership, the certificate of formation and limited partnership agreement (or similar documents) of such Person (and, where applicable, the equityholders or shareholders registry of such Person), (d) in the case of any general partnership, the partnership agreement (or similar document) of such Person, (e) in any other case, the functional equivalent of the foregoing, and (f) any shareholder, voting trust or similar agreement between or among any holders of equity interests of such Person.

“Perfection Certificate” means the perfection certificate dated as of the date hereof, executed and delivered by each Pledgor party thereto in favor of the Secured Party, and any supplement thereto executed and delivered by the applicable Pledgor in favor of the Secured Party contemporaneously with the execution and delivery of each Joinder Agreement executed in accordance with Section 3.3.

“Pledgor” has the meaning assigned to such term in the preamble hereof.

“Property” means any right, title or interest in or to property or assets of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible and including equity interests of any other Person owned by the Person in question and whether now in existence or owned or hereafter entered into or acquired, including all Real Property, cash, securities, accounts, revenues and contract rights.

“Real Property” means all right, title and interest (including any leasehold, fee, mineral or other estate) in and to any and all parcels of or interests in real property owned, leased or operated by any Person, whether by lease, license or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and equipment, all general intangibles and contract rights and other Property and rights incidental to the ownership, lease or operation thereof.

“Registered” means issued by, registered with, renewed by or the subject of a pending application before any Governmental Body or internet domain name registrar.

“Secured Obligations” means, collectively, the “Obligations” as defined in the Loan Agreement and each other obligation of the Pledgors hereunder and under any other Loan Document.

“Secured Party” has the meaning assigned to such term in the preamble hereof.

“Securities Account Control Agreement” means an agreement in form and substance satisfactory to Secured Party among the applicable Pledgor, the applicable securities intermediary and the Secured Party sufficient to give the Secured Party Control over any subject securities entitlement.

“Termination Date” means the date on which all Secured Obligations have been paid in full in cash.

“Trademark Security Agreement” means an agreement substantially in the form of Exhibit 8 hereto.

“Trademarks” means, collectively, all trademarks, service marks, slogans, logos, certification marks, trade dress, uniform resource locations (URL’s), domain names, corporate names and trade names, whether registered or unregistered, and all registrations and applications for the foregoing (whether statutory or common law and whether established or registered in the United States or any other country or any political subdivision thereof), together with any and all (a) rights and privileges arising under applicable Legal Requirements with respect to the use of any trademarks, (b) Goodwill associated therewith or symbolized thereby, (c) reissues, continuations, extensions and renewals thereof, (d) income, fees, royalties, damages and payments now and hereafter due and/or payable thereunder and with respect thereto, including damages, claims and payments for past, present or future infringements thereof, (e) rights corresponding thereto throughout the world and (f) rights to sue for past, present or future infringements thereof.

“Transferable Record” has the meaning assigned to that term in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction.

“UCC” means the Uniform Commercial Code as in effect on the date hereof in the State of New York; provided, however, that if by reason of mandatory provisions of applicable Legal Requirements, any or all of the attachment, perfection or priority of the Secured Party’s security interest in any item or portion of the Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions relating to such provisions.

SECTION 1.2               Interpretation.  The rules of interpretation specified in the Loan Agreement shall be applicable to this Agreement.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun includes the corresponding masculine, feminine and neuter forms.  The words “include,” “includes” and “including”

shall be deemed to be followed by the phrase “without limitation”.  The words “asset” and “Property” shall be construed to have the same meaning and effect.  The word “will” shall be construed to have the same meaning and effect as the word “shall.”  Unless the context requires otherwise (a) any definition of or reference to any Loan Document, agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth in any Loan Document), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “hereto,” “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, and (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, unless otherwise indicated and (e) any reference to any law or regulation shall (i) include all statutory and regulatory provisions consolidating, amending, replacing or interpreting or supplementing such law or regulation, and (ii) unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time.

SECTION 1.3               Resolution of Drafting Ambiguities.  Each Pledgor acknowledges and agrees that it was represented by counsel in connection with the execution and delivery hereof, that it and its counsel reviewed and participated in the preparation and negotiation hereof and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party (i.e., the Secured Party) shall not be employed in the interpretation hereof.

SECTION 1.4               Perfection Certificate.  Each of the Persons from time to time party hereto agrees that the Perfection Certificate and all descriptions of Collateral, schedules, amendments and supplements thereto are and shall at all times remain a part of this Agreement.

ARTICLE II

GRANT OF SECURITY AND SECURED OBLIGATIONS

SECTION 2.1               Grant of Security Interest.

(a)           As collateral security for the prompt and complete payment and performance in full of all the Secured Obligations, each Pledgor hereby pledges, hypothecates and grants to the Secured Party a Lien on and security interest in and to all of the right, title and interest of such Pledgor in, to and under the following property, wherever located, whether now existing or hereafter arising or acquired from time to time (collectively, the “Collateral”; provided however, that Collateral shall not include any of the “Pledged Collateral” as defined in the Pledge Agreements):

(i)            all Accounts;

(ii)           all cash and Cash Equivalents;

(iii)          all Chattel Paper;

(iv)          all Commercial Tort Claims, including those of any Pledgor described under Section 8 of the Perfection Certificate;

(v)           all Deposit Accounts;

(vi)          all Documents;

(vii)         all Equipment and Fixtures;

(viii)        all General Intangibles;

(ix)          all Goods;

(x)           all Instruments;

(xi)          all Intellectual Property Collateral;

(xi)          all Investment Property;

(xii)         all letters of credit and Letter-of-Credit Rights (whether or not the letter of credit is evidenced by a writing);

(xiii)        all securities accounts, together with all financial assets credited therein from time to time, and all financial assets, monies, securities, cash and other property held therein or credited thereto;

(xiv)        all insurance claims;

(xv)         all books and records pertaining to the Collateral;

(xvi)        to the extent not covered above, all choses in action and other personal property, whether tangible or intangible; and

(xvii)       all Proceeds and products of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of, each of the foregoing, and any and all Proceeds of any insurance, indemnity, warranty or guaranty payable to such Pledgor from time to time with respect to any of the foregoing.

(b)           Notwithstanding anything to the contrary contained in clauses (a)(i) through (a)(xvii) above or in any other provision of any Loan Document, (x) the security interest created by this Agreement shall not extend to, and the term “Collateral” shall not include, any Excluded Property (but shall include the Proceeds and products of Excluded Property and each other item set forth in clause (a)(xvii) above with respect to Excluded Property, in each case, to the extent that such Proceeds, products and other items do not themselves constitute Excluded Property) and (y) the Pledgors shall from time to time at the request of the Secured Party give written notice to the Secured Party identifying in reasonable detail any Excluded Property and shall provide to the Secured Party such other information regarding the Excluded Property as the Secured Party may reasonably request.

(c)           Limited Pledge of Fannie Mae Servicing.  Notwithstanding anything to the contrary in the Loan Agreement or any of the other Loan Document, the Lien on any Pledgors’ right, title and interest in MSRs under servicing agreements (or otherwise existing) with Fannie Mae with respect to Loans serviced for Fannie Mae (x) shall occur automatically, without any other action, only upon the execution and delivery of an Agency Acknowledgment among the applicable Pledgor, Fannie Mae and Secured Party and (y) shall only secure such Pledgors’ debt to the Secured Party incurred under a facility used in whole or in part for the purposes of, or to refinance a facility used in whole or in part for the purposes of, (a) funding the acquisition of additional mortgage loan servicing rights, (b) purchasing a mortgage banking company (including a management buyout of an existing mortgage banking company) or (c) securing a warehouse line; provided, that the foregoing provisions of this paragraph shall be deemed automatically supplemented or amended if and to the extent Fannie Mae supplements or amends the corresponding requirement, whether in its rules, regulations, guides, servicing agreements, acknowledgment agreements or published announcements or otherwise waives or grants exceptions from such requirement, and in each instance, with the same substantive force and effect; and provided further that the security interest created hereby is subject to the following provision to be included in each financing statement filed in respect hereof (or such other language proscribed by the applicable Agency Acknowledgment):

“The security interest created by this financing statement is subject and subordinate to all rights, powers and prerogatives of Fannie Mae under, and in connection with, (i) the terms and conditions of the Acknowledgment Agreement, with respect to the security interest, dated as of [  ], among [the Pledgor], [Secured Party] and Fannie Mae, (ii) the Mortgage Selling and Servicing Contract and all applicable Pool Purchase Contracts between Fannie Mae and the [Pledgor] and the Selling Guide, Servicing Guide, and other Guides, as each of such Guides is amended from time to time (collectively, the “Fannie Mae Contract”) which rights, powers, and prerogatives includes, without limitation, the right of Fannie Mae to terminate the Fannie Mae Contract with or without cause and the right to sell, or have transferred, the Servicing Rights as therein provided”

(d)           Limited Pledge of Ginnie Mae Servicing.  To the extent that the Lien on any Pledgors’ right, title and interest in MSRs under servicing agreements (or otherwise existing) with Ginnie Mae with respect to Loans serviced for Fannie Mae shall at any time be included within the security interest created hereby, the Secured Party acknowledges and agrees that (x) the pledge of such rights shall occur automatically, without any other action, only upon the execution and delivery of an Agency Acknowledgment among the applicable Pledgor, Ginnie Mae and Secured Party and (y) (i) such Pledgor is entitled to servicing income with respect to a given mortgage pool only so long as such Pledgor is an issuer in good standing pursuant to Ginnie Mae rules, regulations, guides and similar announcements; (ii) upon such Pledgor’s loss of such good-standing issuer status, the Secured Party’s rights to any servicing income related to a given mortgage pool also terminate; and (iii) the pledge of the such Pledgor’s rights to servicing income conveys no rights (such as a right to become a substitute servicer or issuer) that are not otherwise specifically provided for in the rules, regulations, guides or similar announcements by Ginnie Mae, provided that this sentence shall automatically be deemed amended or modified if and to the extent

Ginnie Mae amended the corresponding requirement, whether in its rules, regulations, guides, Servicing Agreements or published announcements; and provided further that the security interest created hereby is subject to the following provision to be included in each financing statement filed in respect hereof (or such other language proscribed by the applicable Agency Acknowledgment):

“Notwithstanding anything to the contrary contained herein:

(1)           The property subject to the security interest reflected in this instrument includes all of the right, title and interest of the Debtor in certain mortgages and/or participation interests related to such mortgages (“Pooled Mortgages”) and pooled under the mortgage-backed securities program of the Government National Mortgage Association (“Ginnie Mae”), pursuant to section 306(g) of the National Housing Act, 12 U.S.C. § 1721(g);

(2)           To the extent that the security interest reflected in this instrument relates in any way to the Pooled Mortgages, such security interest is subject and subordinate to all rights, powers and prerogatives of Ginnie Mae, whether now existing or hereafter arising, under and in connection with: (i) 12 U.S.C. § 1721(g) and any implementing regulations; (ii) the terms and conditions of any Acknowledgment Agreement, with respect to the Security Interest, by and between Ginnie Mae, [Pledgor] (the “Debtor”) and the Secured Party; (iii) applicable Guaranty Agreements and contractual agreements between Ginnie Mae and the Debtor; and (iv) the Ginnie Mae Mortgage-Backed Securities Guide, Handbook 5500.3 Rev. 1, and other applicable guides; and

(3)           Such rights, powers and prerogatives of Ginnie Mae include, but are not limited to, Ginnie Mae’s right, by issuing a letter of extinguishment to Debtor, to effect and complete the extinguishment of all redemption, equitable, legal or other right, title or interest of the Debtor in the Pooled Mortgages, in which event the security interest as it relates in any way to the Pooled Mortgages shall instantly and automatically be extinguished as well.”

(e)           Limited Pledge of Freddie Mac Servicing.  Notwithstanding anything to the contrary contained herein or in any Loan Document, the Lien on the each Pledgor’s right, title and interest in MSRs under servicing agreements (or otherwise existing) with Freddie Mac with respect to Loans serviced for Freddie Mac (x) shall occur automatically, without any other action, only upon the execution and delivery of an Agency Acknowledgment among the applicable Pledgor, Freddie Mac and Secured Party and (y) shall only secure such Pledgor’s indebtedness and obligations to the Secured Party incurred for (i) the purposes of securing (a) a warehouse line of credit, (b) a loan whose proceeds have been or will be used to acquire rights in such Freddie Mac servicing agreements in accordance with the provisions of the Freddie Mac Sellers’ and Servicers’ Guide, (c) a loan whose proceeds have been or will be used to acquire assets of, or stock or membership interests issued by, such Pledgor, (d) a loan whose proceeds have been or will be used to purchase from another mortgage banking company the contract right to service Mortgage Loans, or to purchase assets of, or stock or membership interests issued by, such company, (e) a loan whose proceeds have been or will be used as working capital, or (ii) any other purpose which Freddie Mac, in its sole and absolute discretion, considers to be consistent with the purposes of its acknowledgment agreement to be executed among such Pledgor, the Secured Party and Freddie Mac, and accordingly permits; provided, that the foregoing provisions of this paragraph shall be deemed automatically supplemented or amended if and to the extent Freddie Mac supplements or amends the corresponding requirement, whether in its rules, regulations, guides, servicing agreements, acknowledgment agreements or published announcements or otherwise waives or grants exceptions from such requirement, and in each instance, with the same substantive force and effect; and provided further that the security interest created hereby is subject to the following provision to be included in each financing statement filed in respect hereof (or such other language proscribed by the applicable Agency Acknowledgment):

“The security interest publicized or perfected by this financing statement is subject and subordinate in each and every respect (a) to all rights, powers and prerogatives of one or more of the following:  the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, the Government National Mortgage Association, or such other investors that own mortgage loans, or which guaranty payments on securities based on and backed by pools or mortgage loans, identified on the exhibit(s) or schedule(s) attached to this financing statement (each, an “Investor”); and (b) to all claims of an Investor arising out of any and all defaults and outstanding prerogatives of the Investor.  Such rights, powers and prerogatives of the Investors may include, without limitation, one or more of the following: the right of an Investor to disqualify the debtor from participating in a mortgage selling or servicing program or a securities guaranty program with the Investor; the right to terminate contract rights of the debtor relating to such a mortgage selling or servicing program or securities guaranty program and the right to transfer and sell all or any portion of such contract rights following the termination of those rights.”

SECTION 2.2               Filings.(a)       Each Pledgor authorizes Secured Party to file or record in any relevant jurisdiction any financing statements (including fixture filings), continuation statements and amendments thereto and other filing or recording documents or instruments with respect to any Collateral in such form and in such offices as necessary or advisable to perfect the security interest of the Secured Party under this Agreement.  Such financing statements, continuation statements and amendments may describe the Collateral in the same manner as described herein or may contain a description of Collateral that describes such property in any other manner necessary or advisable to ensure the perfection or priority of the security interest in the Collateral, including, describing such property as “all assets whether now owned or hereafter acquired, other than Excluded Property”, “all personal property whether now owned or hereafter acquired, other than Excluded Property” or words of similar import (regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC).  Each Pledgor agrees to provide all information requested by the Secured Party with respect to any such filing or recording promptly upon request.

(b)           Each Pledgor hereby authorizes Secured Party to file and/or record with the United States Patent and Trademark Office, the Trademark Security Agreement, and any other documents, in each case, to the extent necessary or reasonably advisable for the purpose of recording, perfecting, confirming, continuing, enforcing or protecting the pledge and security interest or the priority thereof granted by such Pledgor hereunder, with or without the signature of such Pledgor and naming such Pledgor, as debtor, and the Secured Party, as secured party.

ARTICLE III

PERFECTION

SECTION 3.1               Financing Statements and Other Filings; Maintenance of Perfected Security Interest.  Each Pledgor represents and warrants that the only filings, registrations and recordings necessary to perfect the security interest granted by each Pledgor to the Secured Party on the date hereof in respect of the Collateral in which a security interest may be perfected by the filing of a UCC financing statement are listed on Schedule 3.1 to this Agreement.  All such filings, registrations and recordings have been delivered to the Secured Party in completed and, to the extent necessary or advisable, duly executed form for filing in each applicable governmental, municipal or other office specified on Schedule 3.1 to this Agreement and Pledgors shall file, register or record such documents in the applicable office.  Each Pledgor agrees that at the sole cost and expense of the Pledgors, (i) such Pledgor will maintain the security interest created by this Agreement in the Collateral as a valid and enforceable perfected first priority security interest, except as expressly permitted by the terms of this Security Agreement or the Loan Agreement, and shall defend such security interest against the claims and demands of all Persons, (ii) such Pledgor shall furnish to the Secured Party from time to time statements and schedules further identifying and describing the Collateral as the Secured Party may reasonably request, all in reasonable detail and (iii) at any time and from time to time, upon the written request of the Secured Party, such Pledgor shall promptly (and in any event within 10 days) and duly execute and deliver, and file and have recorded, such further instruments and documents and take such further action as the Secured Party may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and the rights and powers herein granted, including the filing of any financing statements and amendments thereof, continuation statements and other documents (including this Agreement) under the UCC (or other similar laws) in effect in any jurisdiction with respect to the security interest created hereby and the execution and delivery of Control Agreements and in such offices (including the United States Patent and Trademark Office and the United States Copyright Office) wherever required by or applicable under applicable Legal Requirements to perfect (to the extent a security interest in such Collateral may be so perfected under applicable Legal Requirements), continue and maintain a valid, enforceable, first priority security interest in the Collateral as provided herein and to preserve the other rights and interests granted to the Secured Party hereunder, as against third parties, with respect to the Collateral.

SECTION 3.2               Other Actions.  In order to further ensure the attachment, perfection and priority of, and the ability of the Secured Party to enforce, the Secured Party’s security interest in the Collateral, each Pledgor represents and warrants and covenants as follows, in each case at such Pledgor’s own expense, to take the following actions with respect to the following Collateral:

(a)           Deposit Accounts.  Each Pledgor hereby represents and warrants that (i) as of the date hereof, such Pledgor maintains the Deposit Accounts set forth in Exhibit C to the Loan Agreement, (ii) such Pledgor and each applicable Bank has executed and delivered a Deposit Account Control Agreement with respect to each Deposit Account, and (iii) the Secured Party has a valid and enforceable perfected first priority security interest in each such Deposit Account by Control.  If any Pledgor shall hereafter establish and maintain any Deposit Account with respect to which such Pledgor is required to enter into a Deposit Account Control Agreement hereunder or under the Loan Agreement, within 30 days of such Deposit Account being established, such Pledgor shall deliver to the Secured Party a Deposit Account Control Agreement (or an amendment to an existing Deposit Account Control Agreement) with respect to such Deposit Account.  No Pledgor has granted or shall grant control of any Deposit Account to any Person other than the Secured Party.

(b)           Investment Property.  If any Pledgor shall at any time acquire any certificated securities constituting Investment Property, such Pledgor shall promptly, and in any event within 10 days of acquiring such security, (i) endorse, assign and deliver the same to the Secured Party, accompanied by such instruments of transfer or assignment duly executed in blank or (ii) deliver such securities into a Securities Account with respect to which a Securities Account Control Agreement is in effect in favor of the Secured Party.  As between the Secured Party and the Pledgors, the Pledgors shall bear the investment risk with respect to the Investment Property, and the risk of loss of, damage to, or the destruction of the Investment Property, whether in the possession of, or maintained as a security entitlement or deposit by, or subject to the control of, the Secured Party, a securities intermediary, commodity intermediary, any Pledgor or any other Person; provided, however, that nothing contained in this Section 3.2(b) shall release or relieve any securities intermediary or commodity intermediary of its duties and obligations to the Pledgors or any other Person under any Control Agreement or under applicable Legal Requirements.

SECTION 3.3               Joinder of Additional Pledgors.  The Pledgors shall cause each Subsidiary of Holdings that, from time to time, after the date hereof shall be required to pledge any assets to the Secured Party pursuant to the Loan Agreement, to execute and deliver to the Secured Party (i) a Joinder Agreement substantially in the form of Exhibit 3 hereto, (ii) a Perfection Certificate, in each case, within 30 days after the date on which its pledge was required and (iii) such other documentation as the Secured Party shall reasonably request, and upon such execution and delivery, such Subsidiary shall constitute a “Pledgor” for all purposes hereunder with the same force and effect as if originally named as a Pledgor herein.  The execution and delivery of such Joinder Agreement shall not require the consent of any Pledgor hereunder.  The rights and obligations of each Pledgor hereunder shall remain in full force and effect notwithstanding the addition of, or failure to add, any new Pledgor as a party to this Agreement or any other Loan Document.

SECTION 3.4               Supplements; Further Assurances.  Each Pledgor shall take such further actions, and execute and deliver to the Secured Party such additional assignments, agreements, supplements, powers and instruments, as the Secured Party may reasonably deem necessary or advisable, wherever required by applicable Legal Requirements, in order to perfect, preserve and protect the security interest and the priority thereof in the Collateral as provided herein and the rights and interests granted to the Secured Party hereunder, to carry into effect the purposes hereof or better to assure and confirm unto the Secured Party the Collateral or permit the Secured Party to exercise and enforce its rights, powers and remedies hereunder with respect to any Collateral.  Without limiting the generality of the foregoing, each Pledgor shall make, execute, endorse, acknowledge, file or refile and/or deliver to the Secured Party from time to time upon reasonable request such lists, descriptions and designations of the Collateral, copies of warehouse receipts, bills of lading, documents of title, invoices, confirmatory assignments, supplements, additional security agreements, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, and other assurances, information or instruments as the Secured Party shall reasonably request.  If an Event of Default has occurred and is continuing, the Secured Party may institute and maintain, in its own name or in the name of any Pledgor, such suits and proceedings as the Secured Party may be advised by counsel shall be reasonably necessary or desirable to prevent any impairment of the security interest in the Collateral or the perfection or priority thereof.  If (x) an Event of Default has occurred and is continuing or (y) a landlord of any Pledgor shall provide notice of default under or termination of any lease to which a Pledgor is a party, such Pledgor shall use commercially reasonable efforts to cause such landlord to agree (in a writing addressed to the Secured Party) to extend the time period provided by such landlord for the removal of Collateral from the leased premises for a period, and otherwise on terms and conditions, reasonably satisfactory to the Secured Party; provided that, in connection therewith, no Pledgor shall agree, directly or indirectly, with any landlord to abandon any Collateral or waive or limit such Pledgor’s rights in any Collateral.

ARTICLE IV

REPRESENTATIONS, WARRANTIES AND COVENANTS

Each Pledgor represents, warrants and covenants as follows as to itself (it being acknowledged and agreed that each reference in the representations and warranties of this Article IV to a Schedule of the Perfection Certificate, shall be taken as a reference to such Schedule as contained in the most recently updated or supplemented Perfection Certificate in effect at the time such representation and warranty is made):

SECTION 4.1               Title.  Such Pledgor owns and, as to Collateral acquired by it from time to time after the date hereof, will own the rights in each item of Collateral pledged by it hereunder free and clear of any and all Liens or claims of others (except for Permitted Liens as that term is defined in the Loan Agreement). No Person other than the Secured Party has, or will have, control or possession of all or any part of the Collateral, except to the extent not prohibited by or as further described in the Loan Documents, subject to the rights of the Agencies, landlords, Warehouse Lenders and warehousemen.

SECTION 4.2               Validity of Security Interest.  The security interest in and Lien on the Collateral granted to the Secured Party hereunder constitutes (a) a legal and valid security interest in all the Collateral securing the payment and performance of the Secured Obligations, and (b)  in the case of all Collateral in which a security interest may be perfected by filing a financing statement under the UCC and in the case of the Deposit Accounts, a valid and enforceable perfected first priority security interest in all such Collateral (subject to Permitted Liens as that term is defined in the Loan Agreement). The security interest and Lien granted to the Secured Party pursuant to this Agreement in and on the Collateral will at all times constitute a valid and enforceable perfected, continuing first priority security interest therein (subject to Permitted Liens as that term is defined in the Loan Agreement).

SECTION 4.3               Pledgor Defense of Claims; Transferability of Collateral.  Each Pledgor shall, at its own cost and expense, defend title to the Collateral pledged by it hereunder and the security interest therein granted to the Secured Party and the priority thereof required hereunder against all claims and demands of all Persons, at its own cost and expense, at any time claiming any interest therein adverse to the Secured Party.  There is no agreement that restricts the transferability of any material portion of the Collateral or impairs or conflicts with such Pledgor’s obligations or the rights of the Secured Party hereunder, and no Pledgor shall enter into any such agreement or take any other action that would have any such effect.

SECTION 4.4               Other Financing Statements.  No Pledgor has filed, nor authorized any third party to file (nor will there be) any valid or effective financing statement (or similar statement or instrument of registration under the law of any jurisdiction) covering or purporting to cover any interest of any kind in the Collateral other than financing statements and other statements and instruments filed in favor of the Secured Party, or relating to Permitted Liens, or as otherwise permitted by the Loan Agreement or financing statements or public notices relating to the termination statements with respect to Liens to be terminated on the Closing Date.  Prior to the payment in full of the Secured Obligations, no Pledgor shall execute, authorize or permit to be filed in any public office any financing statement (or similar statement or instrument of registration under the law of any jurisdiction) relating to any Collateral, except financing statements and other statements and instruments filed or to be filed in respect of and covering the security interests granted by such Pledgor in favor of the Secured Party.

(a)           Chief Executive Office; Change of Name; Jurisdiction of Organization, etc. The exact legal name, jurisdiction of organization, and tax identification number, if any, of each Pledgor is set forth under Sections 3.a. and 3.b. of the Perfection Certificate, and the chief executive office of the Pledgors is set forth under Section 11.5 of the Loan Agreement.

(b)           No Pledgor shall effect any change (i) in any Pledgor’s legal name, (ii) in the location of any Pledgor’s chief executive office, (iii) in any Pledgor’s organizational structure, (iv) in any Pledgor’s Federal Taxpayer Identification Number or organizational identification number, if any (except as may be required by applicable Legal Requirements, in which case, the affected Pledgor shall promptly notify the Secured Party of such change), or (v) in any Pledgor’s jurisdiction of organization (in each case, including by merging with or into any other entity, reorganizing, dissolving, liquidating, reorganizing or organizing in any other jurisdiction), until (A) it shall have given the Secured Party not less than 10 Business Days’ prior written notice (in the form of an officers’ certificate), of its intention so to do, clearly describing such change and providing such other information in connection therewith as the Secured Party may reasonably request and (B) it shall have taken all action necessary or advisable to maintain the validity, enforceability, perfection and priority of the security interest of the Secured Party in the Collateral, if applicable.  Each Pledgor shall promptly provide the Secured Party with certified Organizational Documents reflecting any of the changes described in the preceding sentence.  Each Pledgor shall promptly notify the Secured Party in writing of any change in the location of any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which Collateral is located (including the establishment of any such new office or any such facility), other than changes in location to a leased Property subject to a landlord access agreement in favor of the Secured Party.

(c)           If such Pledgor does not have an organizational identification number or tax identification number and later obtains one, such Pledgor shall within three Business Days notify the Secured Party in writing of such organizational identification number or tax identification number, as the case may be.

SECTION 4.5               Location of Inventory and Equipment.  As of the date hereof, all Equipment and Inventory of such Pledgor is located at the chief executive office or such other location listed under Section 4.b. of the Perfection Certificate.  Such Pledgor will (a) provide the Secured Party with not less than 30 days’ prior written notice of its intention to move any Equipment or Inventory from such location to another location, and will provide the Secured Party with such other information in connection with such location as is necessary or reasonably for purposes of maintaining the perfection and priority of the security interest of the Secured Party in such Equipment and Inventory and (b) take all other actions necessary or reasonably requested by the Secured Party to maintain the perfection and priority of the security interest of the Secured Party in such Equipment and Inventory.

SECTION 4.6               Corporate Names; Prior Transactions.  Such Pledgor has not, during the past five years, been known by or used any other corporate or fictitious name or been party to any merger or consolidation, or acquired all or substantially all of the assets of any Person, in each case other than as set forth under Section 1 of the Perfection Certificate.

SECTION 4.7               .Consents, etc.  No consent of any party (including, without limitation, equity holders or creditors of such Pledgor) and no consent, authorization, approval, license or other action by, and no notice to or filing with, any Governmental Body or regulatory body or other Person which has not been obtained is required (a) for the exercise by the Secured Party of the voting or other rights provided for in this Agreement or (b) for the exercise by the Secured Party of the remedies in respect of the Collateral pursuant to this Agreement (except as otherwise described in the Loan Agreement).  If the Secured Party desires to exercise any remedies, voting or consensual rights or attorney-in-fact powers set forth in this Agreement and determines it necessary to obtain any approvals or consents of any Governmental Body or any other Person therefor, then, upon the request of the Secured Party, each Pledgor agrees to use its commercially reasonable efforts to assist and aid the Secured Party to obtain as soon as practicable any necessary approvals or consents for the exercise of any such remedies, rights and powers.

SECTION 4.8               Collateral.  All information set forth herein, including the schedules annexed hereto, and all information contained in any documents, schedules and lists heretofore delivered to any Secured Party, including the Perfection Certificate and the schedules thereto, in connection with this Agreement, in each case, relating to the Collateral, is accurate and complete in all material respects.

SECTION 4.11             Intellectual Property.

(a)           To the knowledge of such Pledgor, the operation of such Pledgor’s business as currently conducted or as contemplated to be conducted and the use of the Intellectual Property Collateral in connection therewith does not conflict with, infringe, misappropriate, dilute, misuse or otherwise violate the intellectual property rights of any third party.

(b)           Such Pledgor is licensed to use or is the exclusive owner of all right, title and interest in and to the Intellectual Property Collateral material to the operation of such Pledgor’s business, and is entitled to use all Intellectual Property Collateral material to the operation of such Pledgor’s business subject only to the terms of the License Agreements.

(c)           The Intellectual Property Collateral material to the operation of any Pledgor’s business is subsisting and has not been adjudged invalid or unenforceable in whole or part, and to the best of such Pledgor’s knowledge, is valid and enforceable.  Such Pledgor is not aware of any uses of any item of Intellectual Property Collateral material to the operation of such Pledgor’s business that could be expected to lead to such item becoming invalid or unenforceable.

(d)           With respect to Intellectual Property Collateral material to the operation of any Pledgor’s business, such Pledgor has made or performed all filings, recordings and other acts and has paid all required fees and taxes to maintain and protect its interest in such Intellectual Property Collateral in full force and effect throughout the world, and to protect and maintain its interest therein including, without limitation, recordations of any of its interests in the Patents and Trademarks with the United States Patent and Trademark Office and in corresponding national and international patent and trademark offices,.  Such Pledgor has used proper statutory notice in connection with its use of each Trademark(e) No claim, action, suit, investigation, litigation or proceeding has been asserted or is pending or threatened against such Pledgor (i) based upon or challenging or seeking to deny or restrict the Pledgor’s rights in or use of any material Intellectual Property Collateral, (ii) alleging that the Pledgor’s rights in or use of any material Intellectual Property Collateral or that any services provided by, such Pledgor infringe, misappropriate, dilute, misuse or otherwise violate any trademark or any other proprietary right of any third party, or (iii) alleging that any material Intellectual Property Collateral is being licensed or sublicensed in violation or contravention of the terms of any license or other agreement.  To the knowledge of any Pledgor, no Person is engaging in any activity that infringes, misappropriates, dilutes, misuses or otherwise violates any Intellectual Property Collateral material to such Pledgor’s business or the Pledgor’s rights in or use thereof.  Except as set forth on Schedule 5(a) to the Perfection Certificate, such Pledgor has not granted any license, release, covenant not to sue, non-assertion assurance, or other right to any Person with respect to any part of the Intellectual Property Collateral.  The consummation of the transactions contemplated by the Loan Documents will not result in the termination or impairment of any of the Intellectual Property Collateral.

(f) With respect to each License Agreement material to the operation of any Pledgor’s business: (i) such License Agreement is valid and binding and in full force and effect and represents the entire agreement between the respective parties thereto with respect to the subject matter thereof; (ii) such License Agreement will not cease to be valid and binding and in full force and effect on terms identical to those currently in effect as a result of the rights and interest granted herein, nor will the grant of such rights and interest constitute a breach or default under such License Agreement or otherwise give any party thereto a right to terminate such License Agreement; (iii) such Pledgor has not received any notice of termination or cancellation under such License Agreement; (iv) such Pledgor has not received any notice of a breach or default under such License Agreement, which breach or default has not been cured; (v) such Pledgor has not granted to any other third party any rights, adverse or otherwise, under such License Agreement; and (vi) neither such Pledgor nor any other party to such License Agreement is in breach or default thereof in any material respect, and no event has occurred that, with notice or lapse of time or both, would constitute such a breach or default or permit termination, modification or acceleration under such License Agreement.

(g)           No Pledgor or Intellectual Property Collateral material to the operation of any Pledgor’s business is subject to any outstanding consent, settlement, agreement, decree, order, injunction, judgment or ruling restricting the use of any Intellectual Property Collateral material to the operation of any Pledgor’s business or that would impair the validity or enforceability of such Intellectual Property Collateral.

(h)           The Trademarks set forth on Schedule 5(a) to the Perfection Certificate include all the Trademarks that are owned by the Pledgors as of the date hereof.

SECTION 4.9               Payment of Taxes; Compliance with Legal Requirements; Contesting Liens; Charges.  Each Pledgor may at its own expense contest the validity, amount or applicability of any Charges so long as the contest thereof shall be conducted in accordance with, and not prohibited pursuant to the provisions of, the Loan Agreement.  Notwithstanding the foregoing sentence, (a) no contest of any such obligation may be pursued by such Pledgor if such contest could reasonably be expected to expose the Secured Party or any other Secured Party to (i) any possible criminal liability or (ii) any additional civil liability for failure to comply with such obligations unless such Pledgor shall have furnished a bond or other security or indemnity therefor, and (b) if at any time payment or performance of any obligation contested by such Pledgor pursuant to this Section 4.10 shall become reasonably necessary to prevent the imposition of remedies because of non-payment, such Pledgor shall pay or perform the same in sufficient time to prevent the imposition of remedies in respect of such default or prospective default.

SECTION 4.10             Books and Records; Other Information.

(a)           Each Pledgor will permit any representatives designated by the Secured Party or any other Secured Party to visit and inspect the financial records and the property of such Pledgor relating to the Collateral and to make extracts from and copies of such financial records, and permit any representatives designated by the Secured Party to discuss the affairs, finances, accounts and condition of any Pledgor with the executive officers at such reasonable times during normal business hours and as often as may be reasonably requested, upon reasonable advance notice to such Pledgor; provided that, unless a Default has occurred and is continuing, the Secured Party shall not exercise such rights more often than 1 time during any calendar year provided further, that if an Event of Default has occurred and is continuing, the representatives of the Secured Party or any other Secured Party may do any of the foregoing at the expense of the Pledgors at any time during normal business hours and without advance notice to any Pledgor.

ARTICLE V

[RESERVED]

ARTICLE VI

CERTAIN PROVISIONS CONCERNING INTELLECTUAL
PROPERTY COLLATERAL

SECTION 6.1               Grant of License.  For the purpose of enabling the Secured Party, during the continuance of an Event of Default, to exercise rights and remedies under Article IX at such time as the Secured Party shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, each Pledgor hereby grants to the Secured Party, to the extent licensable, an irrevocable, non-exclusive worldwide license (exercisable without payment of royalty or other compensation to such Pledgor) to use, assign, license sublicense or otherwise dispose of the Intellectual Property Collateral now owned or hereafter acquired by such Pledgor, wherever the same may be located.  Such license shall include access to all media in which any of the Intellectual Property Collateral may be recorded or stored and to all computer programs used for the compilation or printout hereof.

SECTION 6.2               Registration.  Except pursuant to licenses and other agreements entered into by any Pledgor in the ordinary course of business, on and as of the date hereof (i) each Pledgor owns and/or possesses the right to use, and has done nothing to authorize or enable any other Person to use, any Trademark listed on Schedule 5(a) to the Perfection Certificate, and (ii) to the knowledge of Pledgor, all registrations listed on Schedule 5(a) to the Perfection Certificate are valid and in full force and effect.

SECTION 6.3               Protection of Secured Party’s Security.

(a)           With respect to each item of its Intellectual Property Collateral material to the operation of each Pledgor’s business, each Pledgor agrees, on a continuing basis, to take, at its sole cost and expense, all necessary steps, including, without limitation, in the United States Patent and Trademark Office, and any other Governmental Body, to (i) maintain the validity and enforceability of such

Intellectual Property Collateral and maintain such Intellectual Property Collateral in full force and effect, and (ii) pursue the registration and maintenance of each Trademark registration or application, now or hereafter included in such Intellectual Property Collateral of such Pledgor, including, without limitation, the payment of required fees and taxes, the filing of responses to office actions issued by the United States Patent and Trademark Office, or other Governmental Authorities, the filing of applications for renewal or extension, the filing of affidavits under Sections 8 and 15 of the U.S. Trademark Act, the filing of divisional, continuation, continuation-in-part, reissue and renewal applications or extensions, the payment of maintenance fees and the participation in interference, reexamination, opposition, cancellation, infringement and misappropriation proceedings.  No Pledgor shall discontinue use of or otherwise abandon any Intellectual Property Collateral material to the operation of such Pledgor’s business, or abandon any right to file an application for any Trademark, unless such Pledgor shall have previously determined that such use or the pursuit or maintenance of such Intellectual Property Collateral is no longer desirable in the conduct of such Pledgor’s business and that the loss thereof would not be reasonably likely to materially adversely affect the operation of such Pledgor’s business, in which case, such Pledgor will give prompt notice of any such abandonment to the Secured Party.(b) Each Pledgor agrees, on a continuing basis, promptly (and in any event within 20 Business Days) to notify the Secured Party in writing if such Pledgor becomes aware (i) that any item of the Intellectual Property Collateral material to the operation of such Pledgor’s business may have become abandoned, placed in the public domain, invalid or unenforceable, or of any adverse determination or development regarding such Pledgor’s ownership of any of the Intellectual Property Collateral material to the operation of such Pledgor’s business or its right to register the same or to keep and maintain and enforce the same, or (ii) of any adverse determination or the institution of any proceeding (including, without limitation, the institution of any proceeding in the United States Patent and Trademark Office or any court) regarding any item of the Intellectual Property Collateral material to the operation of such Pledgor’s business.

(c)           In the event that any Pledgor becomes aware that any material item of the Intellectual Property Collateral is being infringed or misappropriated by a third party, such Pledgor shall promptly (and in any event within 20 Business Days)  notify the Secured Party in writing to the extent such Intellectual Property Collateral is material to the operation of such Pledgor’s business and shall take such actions, at its expense, as are reasonable and appropriate under the circumstances to protect or enforce such Intellectual Property Collateral, including, without limitation, suing for infringement or misappropriation and for an injunction against such infringement or misappropriation.  Without limiting the foregoing, upon such Pledgor obtaining knowledge thereof, Pledgor shall promptly (and in any event within 20 Business Days) notify the Secured Party in writing of any event that may be reasonably expected to materially and adversely affect the value or utility of any item of Intellectual Property Collateral material to the operation of such Pledgor’s business, the ability of such Pledgor or the Secured Party to dispose of such Intellectual Property Collateral or any portion thereof or the rights and remedies of the Secured Party in relation thereto, including a levy or written threat of levy or any legal process against such Intellectual Property Collateral or any portion thereof.

(d)           Each Pledgor agrees, on a continuing basis, to use proper statutory notice in connection with its use of each item of its Intellectual Property Collateral material to the operation of its business.

No Pledgor shall do or permit any act or knowingly omit to do any act whereby any of its Intellectual Property Collateral material to the operation of such Pledgor’s business may lapse or become invalid or unenforceable or placed in the public domain.  No Pledgor will settle or compromise any pending or future litigation or administrative proceeding with respect to any Intellectual Property Collateral material to the operation of its business without the prior written consent of the Secured Party.

(e)           Each Pledgor agrees, on a continuing basis, to take all steps as are reasonable and appropriate under the circumstances to preserve and protect each item of its Intellectual Property Collateral material to the operation of such Pledgor’s business, including, without limitation, maintaining the quality of any and all products or services used or provided in connection with any of the Trademarks, consistent with the quality of the products and services as of the date hereof, and taking all steps necessary to ensure that all licensed users of any of the Trademarks use such consistent standards of quality.

(f)            No Pledgor shall (i) license any Intellectual Property Collateral material to the operation of such Pledgor’s business other than pursuant to License Agreements entered into by such Pledgor in, or incidental to, the ordinary course of its business, or (ii) amend or permit the amendment of any License Agreement in a manner that materially and adversely affects the right to receive payments thereunder, or in any manner that would materially impair the value of any Intellectual Property Collateral material to the operation of such Pledgor’s business or the Lien on and security interest in the Intellectual Property Collateral intended to be granted to the Secured Party(g) Each Pledgor agrees, on a continuing basis, to diligently keep adequate records respecting the Intellectual Property Collateral material to the operation of its business and furnish to the Secured Party from time to time upon the Secured Party’s reasonable request therefor reasonably detailed statements and amended schedules further identifying and describing the Intellectual Property Collateral and such other materials evidencing or reports pertaining to the Intellectual Property Collateral as the Secured Party may from time to time request.

(h)                                   With respect to its Intellectual Property Collateral, each Pledgor agrees to execute or otherwise authenticate agreements, as applicable, and Trademark Security Agreement in substantially the form set forth in Exhibit 6 hereto for recording the security interest granted hereunder to the Secured Party in such Intellectual Property Collateral with the United States Patent and Trademark Office, and any other Governmental Authorities necessary to perfect the security interest hereunder in such Intellectual Property Collateral.

SECTION 6.4               After-Acquired Property.  If any Pledgor shall, at any time before the payment in full of the Secured Obligations, (a) obtain any rights to any additional Intellectual Property Collateral or (b) become entitled to the benefit of any additional Intellectual Property Collateral or any renewal or extension thereof, including any reissue, division, continuation, or continuation-in-part of any Intellectual Property Collateral, or any improvement on any Intellectual Property Collateral, the provisions of this Agreement shall automatically apply thereto and any such item enumerated in clause (a) or (b) of this Section 6.4 with respect to such Pledgor shall automatically constitute Intellectual Property Collateral if such item would have constituted Intellectual Property Collateral at the time of execution hereof and be subject to the Lien and security interest created by this Agreement without further action by any party (excluding any Intellectual Property Collateral that constitutes Excluded Property).  Each Pledgor shall promptly (i) provide to the Secured Party written notice of any of the foregoing and (ii) confirm the attachment of the Lien and security interest created by this Agreement to any rights described in clauses (a) and (b) of the immediately preceding sentence of this Section 6.4 by execution of an instrument and the filing of any instruments or statements as are necessary or reasonably advisable to preserve, protect or perfect the Secured Party’s security interest or the priority thereof in such Intellectual Property Collateral to the extent such security interest in such Intellectual Property Collateral may be perfected under applicable Legal Requirements.  Further, each Pledgor authorizes the Secured Party to modify this Agreement by amending the applicable schedules to the Perfection Certificate to include any Intellectual Property Collateral acquired or arising after the date hereof of such Pledgor.

SECTION 6.5               Litigation.  Unless there shall occur and be continuing any Event of Default, each Pledgor shall have the right to commence and prosecute in its own name, as the party in interest, for its own benefit and at the sole cost and expense of the Pledgors, such applications for protection of the Intellectual Property Collateral and suits, proceedings or other actions to prevent the infringement, counterfeiting, unfair competition, dilution, diminution in value or other damage as are necessary, advisable or prudent to protect the Intellectual Property Collateral material to the operation of such Pledgor’s business.  Upon the occurrence and during the continuance of any Event of Default, the Secured Party shall have the right but shall in no way be obligated to file applications for protection of the Intellectual Property Collateral and/or bring suit in the name of any Pledgor or the Secured Party to enforce the Intellectual Property Collateral and any license thereunder.  In the event of such suit, each Pledgor shall, at the reasonable request of the Secured Party, do any and all lawful acts and execute any and all documents requested by the Secured Party in aid of such enforcement and the Pledgors shall promptly reimburse and indemnify the Secured Party in accordance with Section 11.5 hereof and Section 10.2 of the Loan Agreement for all costs and expenses incurred by the Secured Party in the exercise of its rights under this Section 6.5.  In the event that the Secured Party shall elect not to bring such suit to enforce the Intellectual Property Collateral, each Pledgor agrees, at the reasonable request of the Secured Party, to take all actions necessary or advisable, whether by suit, proceeding or other action, to prevent the infringement, counterfeiting, unfair competition, dilution, diminution in value of or other damage to any of the Intellectual Property Collateral material to its business by others and for that purpose agrees to diligently maintain any suit, proceeding or other action against any Person so infringing necessary to prevent such infringement.

SECTION 6.6               Intent-to-Use Trademark and Service Mark Applications.  In connection with any United States intent-to-use trademark or service mark applications whether listed on Schedule 5(a) to the Perfection Certificate or otherwise, the Pledgors shall file a bona fide statement of use and shall take such other actions or steps as shall be required by the United States Patent and Trademark Office, to entitle such application to registration within 30 Business Days following the date of first use in commerce of the mark that is the subject of such application. Upon acceptance of such bona fide statement of use by the United States Patent and Trademark Office, such application shall automatically become subject to the security interest granted herein. The Pledgors shall execute any further documents and instruments as are necessary or reasonably advisable to confirm, implement, or enforce the Secured Party’s security interest in such applications. If the Pledgors fail to execute such further documents and instruments within 7 Business Days of presentment, the Secured Party may, in the name of, and on behalf of, the Pledgors, execute such documents and instruments and make appropriate disposition of same, and the Pledgors hereby irrevocably appoint the Secured Party as their lawful attorney-in-fact with full power to do so. The foregoing power of attorney is coupled with an interest and such appointment shall be irrevocable for the term hereof.

ARTICLE VI

TRANSFERS

SECTION 6.1               Transfers of Collateral.  No Pledgor shall (a) sell, convey, lease or otherwise dispose of any of the Collateral pledged by it hereunder except in accordance with the Loan Agreement or in the ordinary course of business or (b) create, incur, assume or suffer to exist any Lien upon or with respect to any of the Collateral pledged by it hereunder other than Permitted Liens.

ARTICLE VII

REMEDIES

SECTION 7.1               Remedies.  Upon the occurrence and during the continuance of any Event of Default, the Secured Party may from time to time, exercise in respect of the Collateral, in addition to the other rights and remedies provided for herein or otherwise available to it, the following remedies:

(a)           Personally, or by agents or attorneys, immediately take possession of the Collateral or any part thereof, from any Pledgor or any other Person who then has possession of any part thereof with or without notice or process of law, and for that purpose may enter upon any Pledgor’s premises during normal business hours where any of the Collateral is located, remove such Collateral and use in connection with such removal and possession any and all services, supplies, aids and other facilities of any Pledgor;

(b)           Demand, sue for, collect or receive any money or property at any time payable or receivable in respect of the Collateral including instructing the obligor or obligors on any agreement, instrument or other obligation constituting part of the Collateral to make any payment required by the terms of such agreement, instrument or other obligation directly to the Secured Party, and in connection with any of the foregoing, compromise, settle, extend the time for payment and make other modifications with respect thereto; provided, however, that in the event that any such payments are made directly to any Pledgor, prior to receipt by any such obligor of such instruction, such Pledgor shall segregate all amounts received pursuant thereto in trust for the benefit of the Secured Party and shall promptly but in no event later than 3 Business Days after receipt thereof (or such later date as may be agreed to in writing by the Secured Party) pay such amounts to the Secured Party;

(c)           Sell, assign, grant a license to use or otherwise liquidate, or direct any Pledgor to sell, assign, grant a license to use or otherwise liquidate, any and all investments made in whole or in part with the Collateral or any part thereof, and take possession of the proceeds of any such sale, assignment, license or liquidation;

(d)           Take possession of the Collateral or any part thereof, by directing any Pledgor in writing to deliver the same to the Secured Party at any place or places so designated by the Secured Party, in which event such Pledgor shall at its own expense:  (i) forthwith cause the same to be moved to the place or places designated by the Secured Party and therewith delivered to the Secured Party, (ii) store and keep any Collateral so delivered to the Secured Party at such place or places pending further action by the Secured Party and (iii) while the Collateral shall be so stored and kept, provide such security and maintenance services as shall be necessary to protect the same and to preserve and maintain them in good condition.  Upon application to a court of equity having jurisdiction, the Secured Party shall be entitled to a decree requiring specific performance by any Pledgor of such obligation;

(e)           Withdraw all moneys, instruments, securities and other property in any Deposit Account further to the applicable Deposit Account Control Agreement;

(f)            [Reserved];

(g)           Exercise any and all rights as beneficial and legal owner of the Collateral, including perfecting assignment of and exercising any and all voting, consensual and other rights and powers with respect to any Collateral; and

(h)           Exercise all the rights and remedies of a secured party on default under the UCC (whether or not the UCC applies to the affected Collateral), and the Secured Party may also in its sole discretion, without notice except as specified in Section 8.2, sell, assign, transfer or grant a license to use the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker’s board or at any of the Secured Party’s offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Secured Party may deem commercially reasonable.  The Secured Party or any other Secured Party or any of their respective Affiliates may be the purchaser, licensee, assignee or recipient of any or all of the Collateral at any such sale and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold, assigned or licensed at such sale, to use and apply any of the Secured Obligations owed to such Person as a credit on account of the purchase price of any Collateral payable by such Person at such sale.  Each purchaser, assignee, licensee or recipient at any such sale shall acquire the property sold, assigned or licensed absolutely free from any claim or right on the part of any Pledgor, and each Pledgor hereby waives, to the fullest extent permitted by applicable Legal Requirements, all rights of redemption, stay and/or appraisal that it now has or may at any time in the future have under any Legal Requirement now existing or hereafter enacted.  The Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given.  The Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.  Each Pledgor hereby waives, to the fullest extent permitted by applicable Legal Requirements, any claims against the Secured Party arising by reason of the fact that the price at which any Collateral may have been sold, assigned or licensed at such a private sale was less than the price which might have been obtained at a public sale, even if the Secured Party accepts the first offer received and does not offer such Collateral to more than one offeree.

SECTION 7.2               Notice of Sale.  Each Pledgor acknowledges and agrees that, to the extent notice of sale or other disposition of Collateral shall be required by any Legal Requirement, 10 days’ prior notice to such Pledgor of the time and place of any public sale or of the time after which any private sale or other intended disposition is to take place shall be commercially reasonable notification of such matters, unless the Collateral threatens to decline speedily in value or is of a type customarily sold on a recognized market (in which case 1 day’s prior notice shall be required).  No notification need be given to any Pledgor if it has signed, after the occurrence of an Event of Default, a statement renouncing or modifying any right to notification of sale or other intended disposition.

SECTION 7.3       Waiver of Notice and Claims; Other Waivers; Marshalling

(a)           Each Pledgor hereby waives, to the fullest extent permitted by applicable Legal Requirements, notice of judicial hearing in connection with the Secured Party’s taking possession or the Secured Party’s disposition of any of the Collateral, including any and all prior notice and hearing for any prejudgment remedy or remedies and any such right which such Pledgor would otherwise have under any Legal Requirement, and each Pledgor hereby further waives, to the fullest extent permitted by applicable Legal Requirements (i) all damages occasioned by such taking of possession, (ii) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Secured Party’s rights hereunder and (iii) all rights of redemption, appraisal, valuation, stay, extension or moratorium now or hereafter in force under any applicable Legal Requirements.  The Secured Party shall not be liable for any incorrect or improper payment made pursuant to this Article VII except to the extent resulting solely from the Secured Party’s gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.  Any sale of, or the grant of options to purchase, or any other realization upon, any Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the applicable Pledgor therein and thereto, and shall be a perpetual bar both at law and in equity or otherwise against such Pledgor and against any and all Persons claiming or attempting to claim the Collateral so sold, optioned or realized upon, or any part thereof, from, through or under such Pledgor.

(b)           Each Pledgor hereby waives demand, notice, protest, notice of acceptance of this Agreement, notice of Collateral received or delivered or any other action taken in reliance hereon and all other demands and notices of any description.

(c)           The Secured Party shall not be required to marshal any present or future collateral security (including the Collateral) for, or other assurances of payment of, the Secured Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order.  To the maximum extent permitted by applicable Legal Requirements, each Pledgor hereby agrees that it will not invoke any Legal Requirement relating to the marshalling of collateral and hereby irrevocably waives the benefits of all such Legal Requirements.

SECTION 7.4       Investment Property(a)

(a)           If the Secured Party determines to exercise its right to sell any or all of the Investment Property, upon written request, the applicable Pledgor shall, and shall cause each issuer of Investment Property to be sold hereunder to, from time to time furnish to the Secured Party all such information as the Secured Party may reasonably request in order to determine the number and nature or interest, of securities or other instruments included in the Investment Property which may be sold by the Secured Party as exempt transactions under the Securities Act and the rules of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

(b)           Each Pledgor further agrees that a breach of any of the covenants contained in this Section 7.4 will cause irreparable injury to the Secured Party, that the Secured Party has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 7.4 shall be specifically enforceable against such Pledgor, and such Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants.

SECTION 7.5               No Waiver; Cumulative Remedies.

(i)            No failure on the part of the Secured Party to exercise, no course of dealing with respect to, and no delay on the part of the Secured Party in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy; nor shall the Secured Party be required to look first to, enforce or exhaust any other security, collateral or guaranties.  The remedies herein provided are cumulative and are not exclusive of any remedies provided by applicable Legal Requirements, in equity or otherwise.

(ii)           In the event that the Secured Party shall have instituted any proceeding to enforce any right, power or remedy under this Agreement by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Secured Party, then and in every such case, the Pledgors, the Secured Party and each other Secured Party shall be restored to their respective former positions and rights hereunder with respect to the Collateral, and all rights, remedies and powers of the Secured Party shall continue as if no such proceeding had been instituted.

SECTION 7.6               Certain Additional Actions Regarding Intellectual Property.  If any Event of Default shall have occurred and be continuing, upon the written demand of the Secured Party, each Pledgor shall execute and deliver to the Secured Party an assignment or assignments of the Intellectual Property Collateral that is Registered or such other documents as are necessary, advisable or prudent to carry out the intent and purposes hereof.

ARTICLE VIII

PROCEEDS OF COLLATERAL DISPOSITIONS;
APPLICATION OF PROCEEDS

SECTION 8.1                                             Proceeds of Collateral Dispositions.  The Pledgors shall take all actions required by the Loan Agreement from the sale or disposition of any Collateral.

SECTION 8.2                                             Application of Proceeds.

(a)                                 The proceeds received by the Secured Party in respect of any sale of, collection from or other realization upon all or any part of the Collateral pursuant to the exercise by the Secured Party of its remedies shall be applied, together with any other sums then held by the Secured Party pursuant to this Agreement, as follows:

(i)                                     first, to the payment of all costs of collections and other related expenses owing to the Secured Party;

(ii)                                  second, to the extent proceeds remain after the application pursuant to the preceding clause (i), an amount equal to the outstanding Secured Obligations shall be paid to the Secured Party; and

(iii)                               third, to the extent proceeds remain after the application pursuant to the preceding clauses (i) and (ii), and following the termination of this Agreement pursuant to Section 9.4 hereof, to the Pledgors or to whomever may be lawfully entitled to receive such surplus.

(b)                                 It is understood that the Pledgors shall remain liable to the extent of any deficiency between the amount of the proceeds of the Collateral and the aggregate amount of the Secured Obligations.

ARTICLE IX

MISCELLANEOUS

SECTION 9.1                                             Concerning Secured Party.

(i)                                     Without limiting Section 9.2 hereof, except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Secured Party shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.  The Secured

Party shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession from time to time if such Collateral is accorded treatment substantially equivalent to that which the Secured Party, in its individual capacity, accords its own property consisting of similar instruments or interests.

(ii)                                  The Secured Party shall be entitled to rely upon any written notice, statement, certificate, order or other document or any telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper Person, and, with respect to all matters pertaining to this Agreement and its duties hereunder, upon advice of counsel selected by it.

(iii)                               If any item of Collateral also constitutes collateral granted to the Secured Party under any other deed of trust, mortgage, security agreement, pledge or instrument of any type, in the event of any conflict between the provisions hereof and the provisions of such other deed of trust, mortgage, security agreement, pledge or instrument of any type in respect of such collateral, the provisions hereof shall control.

(iv)                              Notwithstanding anything to the contrary set forth herein, in connection with any MSRs, or any interest in any servicing agreement related thereto, pledged by the Pledgors to Secured Party hereunder, under no circumstances shall the Secured Party have or assume any obligation to service, or liability with respect to the servicing of, mortgage loans under such servicing agreements, whether arising by virtue of the pledge of such rights and interests or the exercise or enforcement of any rights, remedies or interests in such mortgage servicing rights or any servicing agreement related thereto.

(v)                                 In addition to the foregoing rights, the Secured Party shall have the rights, protections and immunities given to it as Secured Party under the Loan Agreement, and such are incorporated by reference herein, mutatis mutandis.

SECTION 9.2                                             Secured Party May Perform; Secured Party Appointed Attorney-in-Fact.  If any Pledgor shall fail to perform any covenants contained in this Agreement (including such Pledgor’s covenants to (i) pay the premiums in respect of all required insurance policies hereunder, (ii) pay Charges, (iii) make repairs, (iv) discharge Liens or (v) pay or perform any obligations of such Pledgor under any Collateral) or if any representation or warranty on the part of any Pledgor contained herein shall be breached, the Secured Party may (but shall not be obligated to), upon the occurrence and during the continuance of an Event of Default, do the same or cause it to be done or remedy any such breach, and may expend funds for such purpose; provided, however, that the Secured Party shall in no event be bound to inquire into the validity of any Charges, lien, imposition or other obligation which such Pledgor fails to pay or perform as and when required hereby and which such Pledgor does not contest in accordance with the provisions of Section 4.10.  Any and all amounts so expended by the Secured Party shall be paid by the Pledgors in accordance with the provisions of Section 9.5 hereof and Section 8.2 of the Loan Agreement.  Neither the provisions of this Section 9.2 nor any action taken by the Secured Party pursuant to the provisions of this Section 9.2 shall prevent any such failure to observe any covenant contained in this Agreement nor any breach of representation or warranty from constituting an Event of Default.  Each

Pledgor hereby appoints the Secured Party its attorney-in-fact, with full authority in the place and stead of such Pledgor and in the name of such Pledgor, or otherwise, from time to time upon the occurrence and during the continuance of an Event of Default in the Secured Party’s discretion to take any action and to execute any instrument consistent with the terms of the Loan Agreement, this Agreement and the other Loan Documents which the Secured Party may deem necessary, advisable or prudent to accomplish the purposes hereof.  The foregoing grant of authority is a power of attorney coupled with an interest and such appointment shall be irrevocable for the term hereof.  Each Pledgor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof.

SECTION 9.3                                             Continuing Security Interest; Assignment.  This Agreement shall create a continuing security interest in the Collateral and shall (i) be binding upon the Pledgors, their respective successors and assigns and (ii) inure, together with the rights and remedies of the Secured Party hereunder and each of its successors, transferees and assignees (including permitted assignees pursuant to Section 9.3 of the Loan Agreement).  No other Persons (including any other creditor of any Pledgor) shall have any interest herein or any right or benefit with respect hereto.  Without limiting the generality of the foregoing clause (ii), the Secured Party may assign or otherwise transfer any obligations held by it secured by this Agreement to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to the Secured Party, herein or otherwise, subject however, to the provisions of the Loan Agreement.

SECTION 9.4                                             Termination; Release.

(a)                                 If any of the Collateral is (i) sold, transferred or otherwise disposed of by any Pledgor in a transaction permitted by the Loan Agreement and the other Loan Documents (other than any sale, transfer or disposition to another Pledgor), or (ii) sold, transferred, pledged, hypothecated or otherwise made subject to a Lien in favor of a Warehouse Lender permitted pursuant to clause (i) of the definition of Permitted Liens, then, in either case, the Lien created pursuant to this Agreement in such Collateral shall be released, and the Secured Party, at the reasonable request and sole expense of such Pledgor, shall execute and deliver to such Pledgor all releases or other documents reasonably necessary or advisable for the release of such Collateral from the Lien created hereby; provided that Holdings shall provide to the Secured Party an officer’s certificate certifying that such sale, transfer or other disposition was effected in compliance with the Loan Documents.

(b)                                 After the Termination Date, this Agreement shall automatically terminate (provided, that all indemnities set forth herein shall survive such termination) and the Secured Party, at the request and expense of the respective Pledgor, (i) will promptly execute and deliver to such Pledgor a proper instrument or instruments (including UCC termination statements on form UCC-3) acknowledging the satisfaction and termination of this Agreement, (ii) will duly assign, transfer and deliver to such Pledgor (without recourse and without any representation or warranty) such of the Collateral as may be in the possession of the Secured Party and as has not theretofore been sold or otherwise applied or released pursuant to this Agreement and (iii) will take all other actions reasonably requested by such Pledgor to evidence the satisfaction and termination of this Agreement.

(c)                                  At any time that a Pledgor desires that the Secured Party take any action to acknowledge or give effect to any release of Collateral pursuant to the foregoing Section 9.4(a) or (b), such Pledgor shall deliver to the Secured Party a certificate signed by an officer of such Pledgor stating that the release of the respective Collateral is permitted pursuant to such Section 9.4(a) or (b).

SECTION 9.5                                             Costs and Expenses.  Any reasonably required action taken by any Pledgor under or with respect to any Loan Document, even if required under any Loan Document or at the reasonable request of the Secured Party, shall be at the expense of such Pledgor, and Secured Party shall not be required under any Loan Document to reimburse any Pledgor therefor except as expressly provided therein.

SECTION 9.6                                             Modification in Writing.  No amendment, modification, supplement, termination or waiver of or to any provision hereof, nor consent to any departure by any Pledgor therefrom, shall be effective unless the same shall be made in accordance with the terms of the Loan Agreement and unless in writing and signed by the Secured Party.  Any amendment, modification or supplement of or to any provision hereof, any waiver of any provision hereof and any consent to any departure by any Pledgor from the terms of any provision hereof shall be effective only in the specific instance and for the specific purpose for which made or given.  Except where notice is specifically required by this Agreement, no notice to or demand on any Pledgor in any case shall entitle any Pledgor to any other or further notice or demand in similar or other circumstances.

SECTION 9.7                                             Notices.  Unless otherwise provided herein or in the Loan Agreement, any notice or other communication herein required or permitted to be given shall be given in the manner and become effective as set forth in the Loan Agreement, as to any Pledgor, addressed to it at the address set forth in the Loan Agreement and as to the Secured Party, addressed to it at the address set forth in the Loan Agreement, or in each case at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section 9.7.

SECTION 9.8                                             Governing Law, Consent to Jurisdiction and Service of Process; Waiver of Jury Trial.

(a)                                 THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION, EXCEPT TO THE EXTENT THAT THE UCC PROVIDES THAT PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK, IN WHICH CASE THE LAWS OF SUCH JURISDICTION SHALL GOVERN WITH RESPECT TO THE PERFECTION OF THE SECURITY INTEREST IN, OR THE REMEDIES WITH RESPECT TO, SUCH PARTICULAR COLLATERAL.

(b)                                 EACH PLEDGOR HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE EXTENT PERMITTED BY APPLICABLE LEGAL REQUIREMENTS, IN SUCH FEDERAL COURT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY APPLICABLE LEGAL REQUIREMENTS.  NOTHING IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR OTHERWISE SHALL AFFECT ANY RIGHT THAT THE NOTEHOLDER SECURED PARTY, ANY OTHER AGENT, ANY SECURED PARTY OR ANY OTHER SECURED PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY PLEDGOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)                                  EACH PLEDGOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LEGAL REQUIREMENTS, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN SECTION 9.8(b).  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LEGAL REQUIREMENTS, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)                                 EACH PARTY TO THIS AGREEMENT IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT, IN THE MANNER PROVIDED FOR NOTICES (OTHER THAN FACSIMILE TRANSMISSION OR ELECTRONIC MEANS) IN SECTION 9.7.  NOTHING IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LEGAL REQUIREMENTS.

(e)                                  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LEGAL REQUIREMENTS, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT, THE

TRANSACTIONS OR THE OTHER TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (i) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.8.

SECTION 9.9                                             Severability of Provisions.  Any provision hereof which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 9.10                                      Execution in Counterparts.  This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page of this Agreement by facsimile transmission or other electronic means shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 9.11                                      Business Days.  In the event any time period or any date provided in this Agreement ends or falls on a day other than a Business Day, then such time period shall be deemed to end and such date shall be deemed to fall on the next succeeding Business Day, and performance herein may be made on such Business Day, with the same force and effect as if made on such other day.

SECTION 9.12                                      No Credit for Payment of Taxes or Imposition.  No Pledgor shall be entitled to any credit against the principal, premium, if any, or interest payable under the Loan Agreement, and such Pledgor shall not be entitled to any credit against any other sums which may become payable under the terms thereof or hereof, by reason of the payment of any Tax on the Collateral or any part thereof.

SECTION 9.13                                      No Claims Against Secured Party.  Nothing contained in this Agreement shall constitute any consent or request by the Secured Party, express or implied, for the performance of any labor or services or the furnishing of any materials or other property in respect of the Collateral or any part thereof, nor as giving any Pledgor any right, power or authority to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against the Secured Party in respect thereof or any claim that any Lien based on the performance of such labor or services or the furnishing of any such materials or other property is prior to the Lien hereof.

SECTION 9.14                                      No Release.  Nothing set forth in this Agreement shall relieve any Pledgor from the performance of any term, covenant, condition or agreement on such Pledgor’s part to be performed or observed under or in respect of any of the Collateral or from any liability to any Person under or in respect of any of the Collateral or shall impose any obligation on the Secured Party to perform or observe any such term, covenant, condition or agreement on such Pledgor’s part to be so performed or observed or shall impose any liability on the Secured Party for any act or omission on the part of such Pledgor relating thereto or for any breach of any representation or warranty on the part of such Pledgor contained in this Agreement, the Loan Agreement, the other Loan Documents, or under or in respect of the Collateral or made in connection herewith or therewith.  The obligations of each Pledgor contained in this Section 9.14 shall survive the termination and release of the Liens hereunder and the discharge of such Pledgor’s other obligations under this Agreement, the Loan Agreement and the other Loan Documents.

SECTION 9.15                                      Postponement of Subrogation.  Each Pledgor hereby agrees that it will not exercise any rights of subrogation, reimbursement or otherwise, which it may acquire by reason of any payment made hereunder until the occurrence of the Termination Date. Any amount paid to such Pledgor on account of any payment made hereunder prior to the occurrence of the Termination Date shall be held in trust for the benefit of the Secured Party and shall immediately be paid to the Secured Party, to be distributed in accordance with the terms of this Agreement.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Pledgors and the Secured Party have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the date first above written.

IMPAC MORTGAGE HOLDINGS, INC., as a Pledgor

By:	Todd R. Taylor
Name:	Todd R. Taylor
Title:	CFO

IMPAC MORTGAGE CORP., as a Pledgor

By:	Todd R. Taylor
	Name:	Todd R. Taylor
	Title:	CFO

IMPAC WAREHOUSE LENDING, INC., as a Pledgor

By:	Todd R. Taylor
	Name:	Todd R. Taylor
	Title:	CFO

INTEGRATED REAL ESTATE SERVICE CORP., as a Pledgor

By:	Todd R. Taylor
	Name:	Todd R. Taylor
	Title:	CFO

MACQUARIE ALPINE INC. , as Secured Party

By:	/s/ Steven M. Ujvary
Name:	Steven M. Ujvary
Title:	Managing Director

/s/ Vincent Basulto
Vincent Basulto
Managing Director

EXHIBIT 1

[Reserved]

EXHIBIT 2

[Reserved]

EXHIBIT 3

[Form of]

JOINDER AGREEMENT

[Name of New Pledgor]
[Address of New Pledgor]

[Date]

Ladies and Gentlemen:

Reference is made to that certain Security Agreement, dated as of        , 2015 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement;” capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement), by and among Impac Mortgage Holdings, Inc., a Maryland corporation (“Holdings”), Impac Mortgage Corp., a California corporation (“IMC”) Impac Warehouse Lending, Inc., a California corporation (“IWLI”), and Integrated Real Estate Service Corp., a Maryland corporation (“IRES”, and together with Holdings, IMC and IWLI, collectively and individually, “Pledgors” or “Pledgor”), and Macquarie Alpine Inc., a Delaware corporation (the “Secured Party”).

This Joinder Agreement supplements the Security Agreement and is delivered by the undersigned, [                ] (the “New Pledgor”), pursuant to Section 3.5 of the Security Agreement.  The New Pledgor hereby agrees to be bound as a Pledgor by all of the terms, covenants and conditions set forth in the Security Agreement to the same extent that it would have been bound if it had been a signatory to the Security Agreement on the execution date of the Security Agreement.  Without limiting the generality of the foregoing, the New Pledgor hereby grants and pledges to the Secured Party, as collateral security for the full, prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, a Lien on and security interest in, all of its right, title and interest in, to and under the Collateral and expressly assumes all obligations and liabilities of a Pledgor under the Security Agreement.  The New Pledgor hereby makes each of the representations and warranties and agrees to each of the covenants applicable to the Pledgors contained in the Security Agreement and the other Loan Documents.

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Annexed hereto are (i) a supplement to the Perfection Certificate and (ii) supplements to each of the Schedules to the Security Agreement with respect to the New Pledgor.  Such supplements shall be deemed to be part of the Security Agreement or the Loan Agreement, as applicable.

This Joinder Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts together shall constitute one and the same agreement.

THIS JOINDER AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CHOICE OF LAW THAT WOULD APPLY THE LAWS OF ANOTHER JURISDICTION.

[Signature Page Follows]

2

IN WITNESS WHEREOF, the New Pledgor has caused this Joinder Agreement to be executed and delivered by its duly authorized officer as of the date first above written.

[NEW PLEDGOR]

By:
Name:
Title::

AGREED TO AND ACCEPTED:

MACQUARIE ALPINE INC.,
as Secured Party

By:
Name:
Title:

[Schedules to be attached]

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EXHIBIT 4

Reserved

EXHIBIT 5

Reserved

EXHIBIT 6

[Form of]

TRADEMARK SECURITY AGREEMENT

This Trademark Security Agreement (this “Trademark Security Agreement”), dated as of [     ], 2015 ,by Impac Mortgage Holdings, Inc., a Maryland corporation (the “Company”), and each other Pledgor listed on Schedule 1 hereto (collectively, the “Pledgors”), in favor of Macquarie Alpine Inc., in its capacity as Secured Party pursuant to the Security Agreement, dated as of the date hereof (in such capacity, the “Secured Party”).

W I T N E S S E T H:

WHEREAS, the Pledgors are party to a Security Agreement, dated as of the date hereof (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”) in favor of the Secured Party pursuant to which the Pledgors are required to execute and deliver this Trademark Security Agreement;

NOW, THEREFORE, in consideration of the premises and to induce the Secured Party to enter into the Loan Agreement, the Pledgors hereby agree with the Secured Party as follows:

SECTION 1.  Defined Terms.  Unless otherwise defined herein, terms defined in the Security Agreement and used herein have the meaning given to them in the Security Agreement.

SECTION 2.  Grant of Security Interest in Trademark Collateral.  Each Pledgor hereby pledges and grants to the Secured Party a lien on and security interest in and to all of the right, title and interest of such Pledgor in, to and under all the following Collateral of such Pledgor (collectively, the “Trademark Collateral”):

(a)           the Trademarks of such Pledgor listed on Schedule 2(1) hereto (provided that no security interest shall be granted in United States intent-to-use trademark or service mark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark or service mark applications under applicable federal law);

(b)           all Goodwill associated with such Trademarks; and

(c)           all Proceeds of any and all of the foregoing.

(1)           List the Trademarks that are Registered as identified in the Perfection Certificate related to the Pledgors.

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SECTION 3.  Security Agreement.  The lien and security interest granted pursuant to this Trademark Security Agreement is granted in conjunction with the security interest granted to the Secured Party pursuant to the Security Agreement, and the Pledgors hereby acknowledge and affirm that the rights and remedies of the Secured Party with respect to the lien on and security interest in the Trademark Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.  In the event that any provision of this Trademark Security Agreement is deemed to be inconsistent with or in conflict with the Security Agreement, the provisions of the Security Agreement shall control unless the Secured Party shall otherwise determine.

SECTION 4.  Termination.  Upon the release of the security interests granted to the Secured Party pursuant to Section 9.4 of the Security Agreement, upon written request of the Company, the Secured Party shall execute, acknowledge, and deliver to the Pledgor an instrument in writing in recordable form releasing the collateral pledge, grant, assignment, lien and security interest in the Trademarks under this Trademark Security Agreement.

SECTION 5.  Recordation.  Each Pledgor authorizes and requests that the Commissioner of Trademarks and any other applicable government officer record this Trademark Security Agreement.

SECTION 6.  Execution in Counterparts.  This Trademark Security Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

SECTION 7.  Governing Law.  THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION, EXCEPT TO THE EXTENT THAT THE UCC PROVIDES THAT PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK, IN WHICH CASE THE LAWS OF SUCH JURISDICTION SHALL GOVERN WITH RESPECT TO THE PERFECTION OF THE SECURITY INTEREST IN, OR THE REMEDIES WITH RESPECT TO, SUCH PARTICULAR COLLATERAL.

[Signature Page Follows]

2

IN WITNESS WHEREOF, each Pledgor has caused this Trademark Security Agreement to be executed and delivered by its duly authorized offer as of the date first set forth above.

IMPAC MORTGAGE HOLDINGS, INC.

By:
Name:
Title:

[ ](2)

By:
Name:
Title:

Accepted and Agreed:

MACQUARIE ALPINE INC.
as Secured Party

By:
Name:
Title:

(2)                                 Insert applicable Pledgors.

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SCHEDULE 1
to
TRADEMARK SECURITY AGREEMENT

PLEDGORS

NAME	ADDRESS

SCHEDULE 2
to
TRADEMARK SECURITY AGREEMENT

TRADEMARK REGISTRATIONS AND TRADEMARK APPLICATIONS

Trademark Registrations:

PLEDGOR OWNER	MARK	COUNTRY	REG. NO.	APPLICATION NO.	FILING DATE	ISSUE DATE

Trademark Applications:

PLEDGOR OWNER	MARK	COUNTRY	APPLICATION NO.	FILING DATE

EXHIBIT 7

[Form of]

PERFECTION CERTIFICATE

[See Attached.]

EXHIBIT 8

[Form of]

PERFECTION CERTIFICATE SUPPLEMENT

[See Attached.]

Schedule 3.1

FINANCING STATEMENTS AND OTHER FILINGS

1.                                      UCC-1 Financing Statement naming Impac Mortgage Holdings, Inc. as debtor to be filed with the Maryland Department of Assessments and Taxation.

2.                                      UCC-1 Financing Statement naming Integrated Real Estate Service Corp. as debtor to be filed with the Maryland Department of Assessments and Taxation.

3.                                      UCC-1 Financing Statement naming Impac Mortgage Corp. as debtor to be filed with the California Secretary of State.

4.                                      UCC-1 Financing Statement naming Impac Warehouse Lending, Inc. as debtor to be filed with the California Secretary of State.